                                                              Exhibit 23(v)


                    ALEX SHESHUNOFF & CO. INVESTMENT BANKING



              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING



     In connection with the proposed merger of Bank of Tazewell County, Tazewell, Virginia and National Bankshares, Inc., Blacksburg, Virginia, the undersigned, acting as a consultant in relation to valuation matters to the management of Bank of Tazewell County, and National Bankshares, Inc., hereby consents to the reference to our firm and to the discussion of our valuation report in the prospectus/proxy statement.

                                         February 27, 1996

                                         ALEX SHESHUNOFF & CO.
                                         INVESTMENT BANKING
                                         AUSTIN, TEXAS



                                         By:   /s/ Wade Schuessler
                                            -----------------------------
                                                   Wade Schuessler
                                                   Director

     HWS/db